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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 6, 2005

                                   ATARI, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 0-27338


                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                         (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

     (b) Effective June, 6, 2005, James Caparro resigned as Atari, Inc.'s ("we", "our", "us") President and Chief Executive Officer. Our Compensation Committee is reviewing our and Mr. Caparro's rights, if any, relating to Mr. Caparro's resignation.

     (c) (1) On June 6, 2005, Bruno Bonnell, our Chairman and Chief Creative Officer, assumed, on an interim basis, the duties of chief executive officer.

         (2) Mr. Bonnell, age 46, has served as one of our directors since December 1999. Mr. Bonnell has been our Chairman of the Board since February 2000 and our Chief Creative Officer since April 2004. Mr. Bonnell served as our Chief Executive Officer from February 2000 to November 2004. Mr. Bonnell founded Infogrames Entertainment S.A. ("IESA"), our majority stockholder, with Thomas Schmider in 1983 and has been the Chairman of the Board of Directors and Chief Executive Officer of IESA since that time. Prior to founding IESA, Mr. Bonnell was involved with the launch of T07, one of the first computers designed for domestic use.

     There is no pre-existing arrangement or understanding which required that Mr. Bonnell be selected to assume, on an interim basis, the duties of our chief executive officer. Mr. Bonnell has no familial relationship with any other of our directors or executive officers.

          As stated above, Mr. Bonnell is the Chairman of the Board and Chief Executive Officer of IESA. As such, Mr. Bonnell may have an indirect material interest in any transactions between us and IESA and/or its subsidiaries and affiliates. Following is a description of all such transactions since the beginning of fiscal 2005. In connection with those transactions, the financial information set forth below relates to a period for which (i) we have not yet filed our Annual Report on Form 10-K, and (ii) an audit is not yet completed. If, upon completion of the audit and filing of the Annual Report, there are any adjustments to the financial information set forth below, we will promptly amend this Form 8-K to insert the final financial information.

Transactions with IESA

          As of March 31, 2005, we had no outstanding balances due to or from IESA. During the fiscal year we recorded the following transactions (in thousands):

                                                  Year Ended
                                                   March 31,
                                                     2005
                                                     ----
Income (expense)

Management fees (1).....................          $   (3,000)
                                                  ----------

Expense.................................          $   (3,000)
                                                  ==========

(1) IESA charges us monthly management fees for systems and administrative support.

                                        2
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Transactions with Atari Europe SAS (formerly know as Infogrames Multimedia, S.A.
and Infogrames Europe SAS) ("Atari Europe"), a wholly-owned subsidiary of IESA

          As of March 31, 2005, we had a net payable due to Atari Europe of $1.4 million. This balance resulted from the following transactions (in thousands):

                                                  Year Ended
                                                   March 31,
                                                     2005
                                                     ----
Income (expense)

Purchase of product and other various             $      (73)
services....................................
Sale of product and services................              15
Royalty expense (1).........................          (4,204)
Royalty income (2)..........................          18,579
                                                      ------

Net income..................................      $   14,317
                                                  ==========

     (1) We entered into a distribution agreement with IESA and Atari Europe, which provides for our distribution of IESA's (or any of its subsidiaries') products in the United States, Canada and Mexico, pursuant to which we will pay IESA, Atari Europe or any of their subsidiaries, as applicable, either 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater.

     (2) We have also entered into a distribution agreement with IESA and Atari Europe which provides for IESA's and Atari Europe's distribution of our products across Europe, Asia, and certain other regions pursuant to which IESA, Atari Europe or any of their subsidiaries, as applicable, will pay us 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater.

o    Worldwide licensing rights

          As of March 31, 2005, we entered into a settlement agreement with IESA and Atari Europe related to royalty income received by us related to worldwide licensing rights of intellectual property. We agreed to pay IESA and Atari Europe approximately $2.7 million for royalties received by us as a reduction of net revenues. Additionally, IESA and Atari Europe agreed to pay back $0.2 million related to back end royalties paid for the income received by us. As of March 31, 2005, we had a net amount of approximately $2.5 million due to IESA and Atari Europe related to this settlement, of which all amounts outstanding have been paid as of the date of this filing.

                                        3
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Transactions with Atari Interactive, Inc. (formerly known as Infogrames
Interactive, Inc. and Hasbro Interactive, Inc.) ("Atari Interactive"), a wholly-owned subsidiary of IESA

          As of March 31, 2005, we had a net payable due to Atari Interactive of $2.1 million. This balance resulted primarily from the following transactions (in thousands):

                                                  Year Ended
                                                   March 31,
                                                     2005
                                                     ----
Income (expense)

Management fees and other support (1).......      $    3,000
Interest income on secured note (2).........             859

Rent expense (3)............................            (612)
(Purchase) sale of goods and services (4)...           2,439
Royalty expense (5).........................         (26,140)
                                                  ----------

Net expense.................................      $  (20,454)
                                                  ==========

     (1) We charge management fees to Atari Interactive primarily for legal, financial, information systems and human resource management. Effective June 30, 2005, Atari Interactive cancelled these services.

     (2) During the third quarter of fiscal 2005, we signed a secured promissory note with Atari Interactive. We earned interest on this note at a rate of prime plus 3.25%.

     (3) We entered into a sub-lease agreement with Atari Interactive through June 30, 2007. The rented space serves as the principal executive and administrative offices of our Beverly Studio located in Beverly, Massachusetts, whose closing in fiscal 2006 is part of management's restructuring plan. We incur rent expense of approximately $0.1 million per month for this space.

     (4) We record income from the sale of services primarily for quality and assurance testing of products in development.

     (5) Pursuant to our distribution agreement with IESA and Atari Europe, we distribute products for Atari Interactive. We must pay a royalty of either 30.0% of our gross margin or 130.0% of the royalty rate due to the developer, whichever is greater, for all Atari Interactive products distributed by us.

     Sale-Leaseback

          In July 2002, we negotiated a sale-leaseback transaction between Atari Interactive and an unrelated party. As part of this transaction, we guaranteed the lease obligation of Atari Interactive. The lease provides for minimum monthly rental payments of approximately $0.1 million escalating

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nominally over the ten year term of the lease. We also received indemnification from IESA from any costs, if any, that may be incurred by us as a result of the full guaranty.

          We received a $1.3 million payment for our efforts in connection with the sale-leaseback transaction. Approximately $0.6 million, an amount equivalent to a third-party broker's commission, was recognized during the nine months ended March 31, 2003 as other income, while the remaining balance of $0.7 million was deferred and is being recognized over the life of the sub-lease. Accordingly, during the year ended March 31, 2005, approximately $0.1 million of income was recognized. As of March 31, 2005, the remaining balances of approximately $0.5 million, is deferred and is being recognized over the life of the sub-lease.

Transactions with Atari Australia, a wholly-owned subsidiary of IESA

          As of March 31, 2005, we had a net receivable due from Atari Australia of $0.1 million, respectively. These balances resulted from the following transactions (in thousands):

                                                  Year Ended
                                                   March 31,
                                                     2005
                                                     ----
Income (expense)

Management fees (1)..........................     $      224
Royalty income (2)...........................              4
Sale of product and other support services...            981
                                                  ----------

Net income...................................     $    1,209
                                                  ==========

     (1) Effective August 25, 2000, we began charging Atari Australia yearly management fees primarily for the management and maintenance of information systems.

     (2) We, IESA, and Atari Europe entered into a distribution agreement, which provides for our distribution of IESA's (or any of its subsidiaries') products in the United States, Canada and Mexico, pursuant to which we will pay IESA, Atari Europe or any of their subsidiaries, as applicable, either 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater. We have also entered into a distribution agreement with IESA and Atari Europe which provides for IESA's and Atari Europe's distribution of our products across Europe, Asia, and certain other regions pursuant to which IESA, Atari Europe or any of their subsidiaries, as applicable, will pay us 30.0% of the gross margin on such products or 130.0% of the royalty rate due to the developer, whichever is greater.

Transactions with Paradigm Entertainment Inc. ("Paradigm"), a wholly-owned subsidiary of IESA

          As of March 31, 2005, we have a net trade payable balance due to Paradigm of $0.2 million. The related party balances primarily resulted from the transactions discussed below.


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o    Purchase of services and advances to fund expenses

          Paradigm, a wholly-owned subsidiary of IESA, is a product developer located in the United States. Paradigm performs such services as program development and design for us. Service fees provided and charged to us are as follows (in thousands):

                                                  Year Ended
                                                   March 31,
                                                     2005
                                                     ----
Development expenses.........................     $    9,003

o    Options Issued to Paradigm on behalf of IESA

          On July 30, 2004, 27,500 options to purchase our common stock were issued to two officers of Paradigm on behalf of IESA. The options were valued at a nominal amount using the Black-Scholes model. As of September 30, 2004, Paradigm reimbursed us for the expense incurred related to the issuance of these options.

Transactions with other related parties wholly-owned by IESA

          The net related party balances with other IESA subsidiaries are as follows (in thousands):

                                                                  March 31, 2005
Receivable (payable)

Atari Taiwan Ltd. ............................................      $    70
Atari Studio Ltd. ............................................          (10)
Atari Asia Pacific Pty Ltd. ..................................            3
Atari United Kingdom Ltd. ....................................       (1,696)
Atari Japan KK ...............................................          (12)

Miscellaneous nominal balances, net (1)                                  44
                                                                    _______

Net  payable .................................................      $(1,601)
                                                                    =======

     (1) We have entered into various nominal transactions with certain other IESA subsidiaries located in North America, Europe, Asia, and certain other regions.

          The following transactions occurred with us and other related parties wholly-owned by IESA (in thousands):


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                                                  Year Ended
                                                   March 31,
                                                     2005
                                                     ----
Income (expense)

Development expense (1):
   Eden Studios SAS ........................      $   (3,576)
Sale of product:
   Atari Taiwan Ltd. .......................             399
   Atari Asia Pacific Pty Ltd. .............              62
Royalty expense (2):
   Atari Japan KK ..........................               6
Miscellaneous  sale of product and
   services,  net - other (3) ..............             262
                                                  ----------

Net (expense) ..............................      $   (2,841)
                                                  ==========


     (1) Eden Studios SAS, Atari Melbourne House Pty Ltd, Atari Studio Asia Pty Ltd, and Atari Studio Ltd, wholly-owned subsidiaries of IESA, develop product for us. The subsidiaries provide services such as product development, design, and testing.

     (2) As a part of our distribution agreement with IESA and Atari Europe, we must pay a royalty of either 30.0% of our gross margin or 130.0% of the royalty rate due to the developer, whichever is greater, for all Atari Japan products distributed by us.

      (3) We have entered into various nominal transactions with certain other IESA subsidiaries located in North America, Europe, Asia, and certain other regions.

Related Party Notes Receivable

     Related party notes receivable consist of the following amounts (in thousands):

                                                                April 1, 2004       March 31, 2005

Development rights and advances - Atari Interactive (1) ....     $  5,122             $      --
Customer deductions - Atari Interactive (2) ................        2,620                    --
Loans - Paradigm (2)
                                                                      829                    --
                                                                 --------             ---------

Total related party notes receivable .......................     $  8,571             $      --
                                                                 ========             =========


     (1) This note was payable at the earlier of the release of certain development projects to the public or December 31, 2004. One project was released to the public on September 14, 2004. On September 30, 2004, we offset royalties due to Atari Interactive of approximately $1.3


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     million against the portion of the principal that was past due. The outstanding balance of this note as of September 30, 2004 was $3.8 million, of which $2.2 million was past due. The outstanding balance was converted to a secured promissory note from Atari Interactive on November 3, 2004.

     (2) The Atari Interactive note and the Paradigm note were payable on September 30, 2004. The Atari Interactive note of $2.6 million was converted to a secured promissory note. The Paradigm note of $0.8 million was assigned to Atari Interactive and transferred to a secured promissory note from Atari Interactive on November 3, 2004.

          As at September 30, 2004, royalty payments past due to us by IESA under our existing distribution agreement for the period then ended amounted to approximately $15.7 million, which was converted to a secured promissory note.

          On November 3, 2004, we entered into an agreement with IESA and several of its subsidiaries under which, in lieu of receiving payment on the past due amounts, we transferred the amounts due to us from IESA and Paradigm to Atari Interactive in exchange for a secured promissory note (the "Secured Note") from Atari Interactive that also included in the initial principal amount the sums past due to us from Atari Interactive and a note payment that would have been due from Atari Interactive on December 31, 2004, and interest on those amounts of approximately $0.1 million. Specifically, the Secured Note had a principal amount of approximately $23.1 million, a maturity date of March 31, 2005, bore annual interest at the prime rate plus 3.25%, and was secured by 2,000,000 shares of our common stock owned and pledged by Atari Interactive and by the rights, as owner, to the "Atari" trademark and the "Fuji" logo in North America (collectively, the "Collateral"). The "Atari" trademark and "Fuji" logo currently are owned by Atari Interactive and licensed to us through 2013 under the terms of a Trademark License Agreement, dated September 4, 2003. The Secured Note allowed for the netting of sums currently due to us with IESA and several of its subsidiaries. Additionally, if a balance remained in the Secured Note as of March 31, 2005, the Secured Note allowed for any sums not yet due and payable to IESA and certain of its subsidiaries to be applied to the balance of the Secured Note. As of March 31, 2005, we had approximately $3.0 million outstanding of which we applied sums not yet due and payable from IESA and certain other subsidiaries, satisfying all remaining Secured Note obligation. At that time, all rights to the Collateral were released.

          (3) We and Mr. Bonnell entered into an employment agreement (the "Bonnell Employment Agreement"), which was executed on July 1, 2004 and effective as of April 1, 2004. Pursuant to such contract Mr. Bonnell was to serve as our Chief Executive Officer, Chief Creative Officer and Chairman of the Board reporting directly to the Board of Directors. The Bonnell Employment Agreement permitted Mr. Bonnell and our Board to agree that an additional senior executive should be appointed as our Chief Executive Officer to assume some of the day-to-day duties theretofore undertaken by Mr. Bonnell, in order to enable Mr. Bonnell to devote substantially and comparatively more of his time to his creative role for us. In accordance with the Bonnell Employment Agreement, November 2004, Mr. Bonnell and the Board agreed to appoint James Caparro as our Chief Executive Officer and President.

     The term of the Bonnell Employment Agreement will continue through March 31, 2009, and may be extended for up to two additional one year periods under terms that are identical to those contained in the Bonnell Employment Agreement.


                                        8
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     Under the Bonnell Employment Agreement, Mr. Bonnell receives an annual salary of (EURO)500,000 retroactive to April 1, 2004, such salary to be reviewed annually for increase in the Compensation Committee's sole discretion. Additionally, Mr. Bonnell is eligible to receive an annual bonus of up to 100% of his base salary (30% based upon our creative performance and 70% based on our overall financial performance). Upon execution of the Bonnell Employment Agreement, Mr. Bonnell received a grant of stock options to purchase 2,000,000 shares of our Common Stock at the then fair market value ($2.24). Such options vest 25% on March 31, 2005 and 6.25% each calendar quarter end thereafter commencing with the calendar quarter ending September 30, 2005. The grant of the last 800,000 of those stock options was conditioned upon stockholder approval of the amendments to the 2000 Plan being submitted at the 2004 Annual Meeting, which were approved.

     Mr. Bonnell also receives a housing allowance for the period commencing April 1, 2004 through December 31, 2005, which shall include reimbursement for Mr. Bonnell's actual and documented rent, security deposit and broker commissions or fees; provided, however, that rent reimbursement will be capped at $7,600 per month through December 31, 2004 and $8,360 per month in 2005. We shall also cover similar expenses incurred from January 1, 2004 through April 1, 2004, subject to the $7,600 cap for 2004.

     Furthermore, if Mr. Bonnell is terminated without cause or resigns for good reason prior to a change in control event, Mr. Bonnell will receive (i) his base salary for 12 months, (ii) a bonus payment equal to the target bonus amount for the year of termination, and (iii) 100% vesting of options which remain exercisable for a period of one year thereafter or, if less, the remainder of the term of the grant. If Mr. Bonnell is terminated without cause or resigns for good reason within 24 months of a change in control event, Mr. Bonnell will receive (i) two times the sum of his then current base salary and bonus for the immediately preceding bonus year (or if higher, the bonus payment made to Mr. Bonnell with respect to the full fiscal year immediately preceding the change of control event), in 24 monthly installments, (ii) payment of any accrued amounts and the pro rata portion of his bonus for the termination year, and (iii) 100% vesting of options which remain exercisable for a period of one year thereafter or, if less, the remainder of the term of the grant.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ATARI, INC.

                                   By: /s/ Diane Price Baker
                                      -----------------------------------
                                      Diane Price Baker
                                       Executive Vice President and Chief
                                       Financial Officer

Date:  June 10, 2005

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